EXECUTION VERSION THIRD AMENDMENT TO CREDIT AGREEMENT THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of October 21, 2019 among ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company identified as “Subsidiary Guarantors” on the signature pages to the Credit Agreement (the “Subsidiary Guarantors”), the Lenders (as defined below) party hereto and BMO HARRIS BANK N.A., as Administrative Agent (the “ABL Administrative Agent”), each of which is a party to the Existing Credit Agreement (as defined below). WHEREAS, Company, the Subsidiary Guarantors, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the ABL Administrative Agent are parties to that certain Credit Agreement dated as of February 28, 2019 (as amended, supplemented, or otherwise modified from time to time prior to this Amendment and as in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”). WHEREAS, the Company and the Subsidiary Guarantors request that the Lenders and the ABL Administrative Agent amend the Existing Credit Agreement in certain respects, and the Lenders party hereto and the ABL Administrative Agent are willing to so amend the Existing Credit Agreement, as set forth below. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein. Section 2. Amendments to the Existing Credit Agreement. The Company, the Subsidiary Guarantors, the Lenders and the ABL Administrative Agent agree that on the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages (including the Specified Disposition Summary in Schedule A) attached as Exhibit A hereto. Each of the parties acknowledges and agrees that its obligations under the Loan Documents are, effective as of the Third Amendment Effective Date, modified as necessary to accommodate the amendment of the Existing Credit Agreement pursuant hereto. Section 3. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the ABL Administrative Agent and the Lenders that as of the Third Amendment Effective Date: 3.01. each of the representations and warranties set forth in the Amended Credit Agreement and in the other Loan Documents are true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date, and except that for purposes of this Section 3.01, (i) the representations and warranties contained in Section 6.05(a) and (c) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 7.01 of the Amended Credit Agreement and (ii) the AmericasActive:14002698.6

representations and warranties contained in Section 6.05(b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) of Section 7.01 of the Amended Credit Agreement; and 3.02. both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default shall have occurred and be continuing, or would result therefrom. Section 4. Conditions Precedent to this Amendment. This Amendment shall become effective as of the date, upon which each of the following conditions precedent shall be satisfied or waived (the “Third Amendment Effective Date”): 4.01. Amendment. The ABL Administrative Agent shall have received counterparts of this Amendment, executed by the Loan Parties, the ABL Administrative Agent and the Required Supermajority Lenders. 4.02. Term Loan Amendment. The ABL Administrative Agent shall have received a fully executed copy of the Third Amendment to the Term Loan Agreement with substantially similar amendments to this Amendment and otherwise in form and substance acceptable to the ABL Administrative Agent. 4.03. Amendment Fee. As consideration for the agreements set forth herein, the Company agrees to pay to the Lenders on a pro rata basis an amendment fee equal to $250,000. 4.04. Costs and Expenses. The Company shall have paid all reasonable and documented and invoiced out-of-pocket costs and expenses of the ABL Administrative Agent in connection with this Amendment. Section 5. Reference to and Effect Upon the Existing Credit Agreement. 5.01. Except as specifically amended or waived above, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. 5.02. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the ABL Administrative Agent or any Lender under the Existing Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any Loan Document, except as specifically set forth herein. Section 6. Ratification of Liability. As of the Third Amendment Effective Date, the Company and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents to which they are a party, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which they are a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations, and as of the Third Amendment Effective Date, each such Person hereby confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Amendment, the Amended Credit Agreement or any other Loan Document. As of the Third Amendment Effective Date, the Company and the other Loan Parties further agree and reaffirm that the Loan Documents to which they are parties now 2 AmericasActive:14002698.6 apply to all Obligations as defined in the Amended Credit Agreement (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Amendment, the Amended Credit Agreement or any other Loan Document). As of the Third Amendment Effective Date, the Company and the other Loan Parties (a) further acknowledge receipt of a copy of this Amendment, (b) consent to the terms and conditions of same, and (c) agree and acknowledge that each of the Loan Documents to which they are a party remain in full force and effect and is hereby ratified and confirmed. Section 7. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Amendment is a Loan Document for all purposes of the Amended Credit Agreement. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment. Section 8. GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. Section 9. Release and Waiver. The Loan Parties each do hereby release the ABL Administrative Agent and each of the Lenders and each of their officers, directors, employees, agents, attorneys, personal representatives, successors, predecessors and assigns from all manner of actions, cause and causes of action, suits, deaths, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, and particularly, without limiting the generality of the foregoing, in connection with the Amended Credit Agreement and the other Loan Documents and any agreements, documents and instruments relating to the Amended Credit Agreement and the other Loan Documents and the administration of the Amended Credit Agreement and the other Loan Documents, all indebtedness, obligations and liabilities of the Loan Parties to the ABL Administrative Agent or any Lender and any agreements, documents and instruments relating to the Amended Credit Agreement and the other Loan Documents (collectively, the “Claims”), which the Loan Parties now have against the ABL Administrative Agent or any Lender or ever had, or which might be asserted by their heirs, executors, administrators, representatives, agents, successors, or assigns based on any Claims which exist on or at any time prior to the date of this Amendment. The Loan Parties expressly acknowledge and agree that they have been advised by counsel in connection with this Amendment and that they each understand that this Section 9 constitutes a general release of the ABL Administrative Agent and the Lenders and that they each intend to be fully and legally bound by the same. The Loan Parties further expressly acknowledge and agree that this general release shall have full force and effect notwithstanding the occurrence of a breach of the terms of this Amendment or an Event of Default or Default under the Amended Credit Agreement. [signature pages follow] 3 AmericasActive:14002698.6

EXHIBIT A Changed pages to Credit Agreement [Attached.]

EXECUTION VERSION CONFORMED THROUGH SECONDTHIRD AMENDMENT, DATED SEPTEMBER 13OCTOBER 21, 2019 CREDIT AGREEMENT Dated as of February 28, 2019 among ROADRUNNER TRANSPORTATION SYSTEMS, INC., as a Borrower and THE SUBSIDIARIES OF ROADRUNNER TRANSPORTATION SYSTEMS, INC. SIGNATORY HERETO AS SUBSIDIARY GUARANTORS, each as a Guarantor, and CERTAIN FINANCIAL INSTITUTIONS, as Lenders, and BMO HARRIS BANK N.A., as Administrative Agent and Swing Line Lender, and BMO CAPITAL MARKETS CORP., and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Book Runners AmericasActive:14016681.114016681.2

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1 1.01 Defined Terms 1 1.02 Other Interpretive Provisions 4648 1.03 Accounting Terms 4748 1.04 Uniform Commercial Code 4849 1.05 Rounding 4849 1.06 Times of Day 4849 1.07 Letter of Credit Amounts 4850 ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS 4850 2.01 Loan Commitments 4850 2.02 Borrowings, Conversions and Continuations of Loans 5052 2.03 Letters of Credit 5253 2.04 Swing Line Loans 5860 2.05 Repayment of Loans 6163 2.06 Prepayments 6163 2.07 Termination or Reduction of Commitments 6365 2.08 Interest 6466 2.09 Fees 6466 2.10 Computation of Interest and Fees 6567 2.11 Evidence of Debt 6567 2.12 Payments Generally; the Administrative Agent’s Clawback 6668 2.13 Sharing of Payments by Lenders 6770 2.14 Settlement Among Lenders 6870 2.15 Nature and Extent of Each Borrower’s Liability 6971 2.16 Cash Collateral 7274 2.17 Defaulting Lenders 7375 2.18 Increase in Revolving Credit Commitments 7577 2.19 Designation of Subsidiaries as Unrestricted Subsidiaries 7678 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 7779 3.01 Taxes 7779 3.02 Illegality 8083 3.03 Inability to Determine Rates; Discontinuation of LIBOR 8183 3.04 Increased Costs; Reserves on LIBOR Loans 8284 3.05 Compensation for Losses 8386 i

3.06 Mitigation Obligations; Replacement of Lenders 8486 ARTICLE IV SECURITY AND ADMINISTRATION OF COLLATERAL 8487 4.01 Security 8487 4.02 Collateral Administration 8587 4.03 After Acquired Property; Further Assurances 8689 4.04 Cash Management 8790 4.05 Information Regarding Certain Collateral 8991 ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 8992 5.01 Conditions of Initial Credit Extension 8992 5.02 Conditions to all Credit Extensions 9295 ARTICLE VI REPRESENTATIONS AND WARRANTIES 9395 6.01 Existence, Qualification and Power 9395 6.02 Authorization; No Contravention 9396 6.03 Governmental Authorization; Other Consents 9396 6.04 Binding Effect 9396 6.05 Financial Statements; No Material Adverse Effect 9396 6.06 Litigation 9497 6.07 No Default 9497 6.08 Ownership of Property; Liens 9497 6.09 Environmental Compliance 9597 6.10 Insurance 9598 6.11 Taxes 9698 6.12 ERISA Compliance 9699 6.13 Subsidiaries and Equity Interests 9799 6.14 Margin Regulations; Investment Company Act 97100 6.15 Disclosure 97100 6.16 Compliance with Laws 97100 6.17 Intellectual Property; Licenses, Etc 97100 6.18 Labor Matters 98100 6.19 Deposit Accounts, Securities Accounts and Commodity Accounts 98101 6.20 Accounts 98101 6.21 Anti-Terrorism Laws and Foreign Asset Control Regulations 99102 6.22 Brokers 100103 6.23 Customer and Trade Relations 100103 6.24 Material Contracts 101103 6.25 Casualty 101103 ii

6.26 Senior Indebtedness 101104 6.27 Relations with Vendors and Customers 101104 6.28 Aircraft Parts 101104 6.29 Rolling Stock 101104 6.30 Aircraft Matters. 102105 6.31 No Agency Relationship 103105 6.32 Beneficial Ownership Certification 103 6.32 106 ARTICLE VII AFFIRMATIVE COVENANTS 103106 7.01 Financial Statements 103106 7.02 Borrowing Base Certificate; Other Information 104107 7.03 Notices 106109 7.04 Payment of Obligations 107110 7.05 Preservation of Existence, Etc 107110 7.06 Maintenance of Properties 108111 7.07 Maintenance of Insurance; Condemnation Proceeds 108111 7.08 Compliance with Laws 109112 7.09 Books and Records 109112 7.10 Inspection Rights and Appraisals; Meetings with the Administrative Agent 109112 7.11 Use of Proceeds 110113 7.12 New Subsidiaries 110113 7.13 Compliance with ERISA 111114 7.14 Further Assurances 111114 7.15 Licenses 112115 7.16 Environmental Laws 112115 7.17 Leases, Mortgages and Third-Party Agreements 112115 7.18 Material Contracts 112115 7.19 Treasury Management and Other Services 113116 7.20 Freight Payables 113116 7.21 Post-Closing Agreements 113116 7.22 Beneficial Ownership Regulation. 1137.22 Beneficial Ownership Regulation 116 . The Borrower shall provide written notice of any applicable changes relating to compliance with the Beneficial Ownership Regulation and shall deliver to the Administrative Agent any information and documentation reasonably requested by the Administrative Agent or any Lender for purpose of compliance with the Beneficial Ownership Regulation. 116 ARTICLE VIII NEGATIVE COVENANTS 114117 8.01 Indebtedness 114117 iii

8.02 Liens 116120 8.03 Investments 117121 8.04 Fundamental Changes 119122 8.05 Dispositions 119123 8.06 Restricted Payments 120124 8.07 Change in Nature of Business 121124 8.08 Transactions with Affiliates 121124 8.09 Burdensome Agreements 121125 8.10 Use of Proceeds 121125 8.11 Prepayment of Indebtedness; Amendment to Material Agreements 121125 8.12 Financial Covenant 122126 8.13 Creation of New Subsidiaries 122126 8.14 Securities of Subsidiaries 123126 8.15 Sale and Leaseback 123126 8.16 Organization Documents; Fiscal Year 123127 8.17 [Reserved]. 123127 8.18 Anti-Money Laundering and Terrorism Laws and Regulations 123127 8.19 Economic Sanctions Laws and Regulations 124128 8.20 No Agency Relationship 124128 8.21 Aircraft Operations 124128 ARTICLE IX EVENTS OF DEFAULT AND REMEDIES 124events of default and remedies 128 9.01 Events of Default 124128 9.02 Remedies Upon Event of Default 126130 9.03 Application of Funds 127131 ARTICLE X ADMINISTRATIVE AGENT 129133 10.01 Appointment and Authority 129133 10.0210.03 Rights as a Lender 129133 10.0310.04 Exculpatory Provisions 129133 10.0410.05 Reliance by the Administrative Agent 130134 10.0510.06 Delegation of Duties 131135 10.0610.07 Resignation of the Administrative Agent 131135 10.0710.08 Non-Reliance on the Administrative Agent and Other Lenders 132136 iv

10.0810.09 No Other Duties, Etc 132136 10.0910.10 The Administrative Agent May File Proofs of Claim; Credit Bidding 132136 10.10 Collateral Matters 133 10.11 Other Collateral Matters 133137 10.12 Other Collateral Matters 138 10.13 Credit Product Arrangement Provisions 134138 ARTICLE XI MISCELLANEOUS 135139 11.01 Amendments, Etc 135139 11.02 Notices; Effectiveness; Electronic Communication 138142 11.03 No Waiver; Cumulative Remedies 139144 11.04 Expenses; Indemnity; Damage Waiver 140144 11.05 Marshalling; Payments Set Aside 142146 11.06 Successors and Assigns 142147 11.07 Treatment of Certain Information; Confidentiality 147152 11.08 Right of Setoff 148153 11.09 Interest Rate Limitation 149153 11.10 Counterparts; Integration; Effectiveness 149153 11.11 Survival 149153 11.12 Severability 149154 11.13 Replacement of Lenders 150154 11.14 Governing Law; Jurisdiction; Etc 151155 11.15 Waiver of Jury Trial 151156 11.16 Electronic Execution of Assignments and Certain Other Documents 152156 11.17 USA PATRIOT Act Notice 152156 11.18 No Advisory or Fiduciary Responsibility 152157 11.19 Attachments 153157 11.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions 153157 11.21 Real Estate Collateral…………………………………………………………………………152 ARTICLE XII CONTINUING GUARANTY 154159 12.01 Guaranty 154159 12.02 Rights of Lenders 155159 12.03 Certain Waivers 155159 12.04 Obligations Independent 155160 12.05 Subrogation 155160 12.06 Termination; Reinstatement 156160 v

12.07 Subordination 156160 12.08 Stay of Acceleration 156160 12.09 Condition of Borrowers 156161 12.10 Keepwell 156161 vi

SCHEDULES 1.01 Existing Letters of Credit 1.02 Unrestricted Subsidiaries 1.03 [Reserved] 1.04 [Reserved] 2.01 Commitments and Applicable Percentages 4.05 Information Regarding Collateral 6.06 Litigation 6.08 Owned and Ground Lease Real Property 6.09 Environmental Matters 6.10 Insurance 6.12 Pension Plans 6.13 Subsidiaries and Equity Interests 6.18 Labor Matters 6.19 Deposit Accounts, Securities Accounts and Commodity Accounts 6.24 Material Contracts 6.28 Aircraft Parts Locations 6.29(a) Rolling Stock 6.29(b) Rolling Stock Locations 6.30(a) Aircraft 6.30(b) Aircraft Locations 7.21 Post-Closing Agreements 8.01 Existing Indebtedness 8.02 Existing Liens 8.03 Existing Investments 8.08 Transactions with Affiliates 11.02 Addresses for Notices 11.06 Disqualified Institutions A Specified Disposition Summary EXHIBITS Form of A Revolving Credit Loan Note B Compliance Certificate C Security Agreement D Borrowing Base Certificate E Assignment and Assumption Agreement F Joinder Agreement F Joinder Agreement vii

CREDIT AGREEMENT This Credit Agreement (this “Agreement”) is entered into as of February 28, 2019, among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), those additional Persons that are joined as a party hereto by executing a joinder (the Company and such joined Persons each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), each of the Subsidiaries of the Company identified as “Subsidiary Guarantors” on the signature pages to this Agreement (together with those additional entities that hereafter become parties hereto as “Subsidiary Guarantors” in accordance with the terms hereof, individually, a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), each of the Lenders form time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BMO Harris Bank N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer. Preliminary Statements A. The Borrowers have requested that Lenders, the Swing Line Lender and the Letter of Credit Issuer provide certain credit facilities to the Borrowers to finance their mutual and collective business enterprise. B. Lenders are willing to provide the credit facilities on the terms and conditions set forth in this Agreement. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “ABL Priority Collateral” has the meaning given such term in the Intercreditor Agreement. “Acceptable Letters of Credit” means one or more standby letters of credit satisfying each of the following: (a) issued by HSBC Bank USA, National Association or another bank acceptable to the Administrative Agent, (b) Elliott Associates, L.P.a Permitted Holder is the applicant, (c) BMO, as administrative agent, is the beneficiary, (d) expiration no earlier than DecemberMarch 31, 20192020, (e) may be drawn by the Administrative Agent upon the earlier of (i) an Event of Default and (ii) 30 days prior the expiration date for such letter of credit if it has not been replaced or extended on terms and conditions acceptable to the Administrative Agent and the Required Lenders and (f) otherwise on terms and conditions acceptable to the Administrative Agent and the Required Lenders; provided that the Administrative Agent shall return such letter of credit (and remove such letter of credit from the Borrowing Base) upon request of the Borrower Agent and satisfaction of the following conditions: (i) as of the date of return of such letter of credit and immediately after giving effect thereto, no Event of Default has occurred and is continuing, (ii) Adjusted Excess Availability immediately before and after giving Pro Forma Effect to return of such letter of credit (and removing such letter of credit from the Borrowing Base), and on an average basis after giving Pro Forma Effect to return of such letter of credit (and removing such letter of credit from the Borrowing Base) during the thirty (30) consecutive day period ending on and including the date of return of such letter of credit, shall be not less than, the greater of (A) 20.0% of the Maximum Borrowing Amount and (B) $40,000,000 and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to 1 compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required therebyPayment Conditions. “Acceptable Letter of Credit Reimbursement Agreement” means that certain RRTS – Elliott Letter of Credit Fee Letter dated as of August 2, 2019 among the Permitted Holders and the Company, as amended by the First Amendment to Fee Letter dated as of August 20, 2019 and the Second Amendment to Fee Letter dated as of October 21, 2019. “Account” means “accounts” as defined in the UCC. “Account Debtor” means any Person who is obligated under or on account of any Account. “ACH” means automated clearing house transfers. “Acquisition” means the acquisition of (a) a controlling equity or other ownership interest in another Person, whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person. “Additional Commitment Lender” has the meaning specified in Section 2.18(c). “Adjusted Excess Availability” means Availability plus Qualified Unrestricted Cash. “Adjustment Date” has the meaning specified in the definition of “Applicable Margin.” “Administrative Agent” means BMO Harris Bank N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower Agent and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Indemnitee” has the meaning specified in Section 11.04(c). “Agent Indemnitee Liabilities” has the meaning specified in Section 11.04(c). “Aggregate Revolving Credit Commitments” means, as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Lenders at such date. “Agreement” has the meaning specified in the introductory paragraph hereof. 2

"Anti-Corruption Laws" shall have the meaning specified in Section 6.21.

"Anti-Money Laundering Laws" shall have the meaning specified in Section 8.18.

"Applicable Margin" means:

(a) prior to the Third Amendment Effective Date, with respect to any Loan, the percentages per annum set forth in this Agreement as in effect prior to the Third Amendment Effective Date;

(b) on and after the Third Amendment Effective Date, with respect to any Loan, the percentages per annum set forth below, as based upon the Average Availability for the immediately preceding fiscal quarter:

Level	Average Availability		LIBOR Loans	Base Rate Loans	LIBOR FILO Loans		Base Rate FILO Loans
I	> $60,000,000	~~1.50%~~	~~0.50%~~	2.50%	1.50%	3.50%	~~1.50%~~2.50%
II	≤ $60,000,000 but > $30,000,000	~~1.75%~~	~~0.75%~~	2.75%	1.75%	3.75%	~~1.75%~~2.75%
III	< $30,000,000	~~2.00%~~	~~1.00%~~	3.00%	2.00%	4.00%	~~2.00%~~3.00%

From the Closing Date until the first day of each fiscal quarter, commencing with October 1, 2019 (the "Adjustment Date") margins shall be determined as if Level II were applicable. Thereafter, any increase or decrease in the Applicable Margin resulting from a change in Average Availability shall become effective as of each Adjustment Date based upon Average Availability for the immediately preceding fiscal quarter. If any Borrowing Base Certificate (including any required financial information in support thereof) of the Borrowers is not received by Administrative Agent by the date required pursuant to Section 7.02(a), then the Applicable Margin shall be determined as if the Average Availability for the immediately preceding fiscal quarter is at Level III until such time as such Borrowing Base Certificate and supporting information are received.

"Applicable Percentage" means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility, represented by the amount of the Revolving Credit Commitment of such Revolving Credit Lender at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Applicable Percentage of each Revolving Credit Lender shall be the Applicable Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender with respect to the Revolving Credit Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Applicable Revolving Credit Percentage" means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Arrangers" means BMO Capital and Wells Fargo Bank, National Association.

4

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent. “Assumed Indebtedness” means Indebtedness of a Person which is (a) in existence at the time such Person becomes a Subsidiary or (b) assumed in connection with an Investment in or Acquisition of such Person, and which, in each case, (i) has not been incurred or created in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary, (ii) only such Person (or its Subsidiaries so acquired) are obligors with respect to such Indebtedness, (iii) such Indebtedness is not a revolving loan facility; and (iv) such Indebtedness is not secured by any Liens on Accounts or Aircraft Parts. “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any sale and leaseback transaction, the present value (discounted at the implied interest rate in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Audited Financial Statements” means the audited Consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2017, and the related Consolidated statement of operations, stockholders’ investment and cash flows for the fiscal year of the Company and its Subsidiaries then ended, including the notes thereto. “Auditor” has the meaning specified in Section 7.01(a). “Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii). “Availability” means (a) the Maximum Borrowing Amount minus (b) Total Revolving Credit Outstandings. In calculating Availability at any time and for any purpose under this Agreement, the Borrower Agent, on behalf of the Borrowers, shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor). “Availability Block” means an amount equal to (i) $10,000,000 until the Consolidated Fixed Charge Coverage Ratio is equal to or greater than 1.25 to 1.00, as evidenced by the Compliance Certificate required by Section 7.02(c) for the most recently ended Measurement Period, and (ii) $0 on the first Business Day after delivery of such Compliance Certificate and at all times thereafter.a) $10,000,000 plus (b) on and after the receipt of Net Cash Proceeds from the Specified Disposition referenced in Section 1 of Schedule A hereto, the greater of (i) $7,500,000 and (ii) 50% of the Unrestricted Net Cash Proceeds from the Specified Disposition referenced in Section 1 of Schedule A hereto plus (c) on and after the receipt of Net Cash Proceeds from the Specified Disposition referenced in 5

Section 2 of Schedule A hereto, the greater of (i) $1,500,000 and (ii) 50% of the Unrestricted Net Cash Proceeds from the Specified Disposition referenced in Section 2 of Schedule A hereto. “Availability Period” means in respect of the Revolving Credit Facility, the period from the Closing Date to the Revolving Credit Termination Date. “Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral consisting of Eligible Accounts, (b) to reflect sums that any Loan Party could reasonably be expected to be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay in a timely manner consistent with past practice, (c) to reflect amounts for which claims are reasonably expected to be asserted against the Collateral, the Administrative Agent or the Lenders or (d) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on (but without duplication of other reserves or adjustments): (i) Rent and Charge Reserves; (ii) customs duties; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which could reasonably be expected to have priority over the interests of the Administrative Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Loan Party (including amounts for employee wage claims for earned wages, vacation pay, health care reimbursements and other amounts due under Wisconsin wage lien law, Wis. Stat 109.01, et seq., or any similar state or local law); (v) any liabilities that are or could reasonably be expected to become secured by Liens on the Collateral (including Permitted Liens) which could reasonably be expected to have priority over the Liens or interests of the Administrative Agent in the Collateral; (vi) Credit Product Reserves; (vii) and payments with respect to Freight Payables; (viii) brokers fees; and (ix) the Dilution Reserve. “Average Availability” means for any period, the average daily amount of Availability during such period. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bankruptcy Code” means Title 11 of the United States Code. “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest announced by BMO from time to time as its prime rate for such day (with any change in such rate announced by BMO taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a one month Interest Period plus 1.00%. In no event shall Base Rate be less than 0%. “Base Rate Loan” means a Base Rate Revolving Credit Loan. 6

“Base Rate Revolving Credit Loan” means a Revolving Credit Loan that bears interest based on the Base Rate. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to each Lender. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Blocked Person” shall have the meaning specified in Section 6.21. “BMO” means BMO Harris Bank N.A. “BMO Capital” means BMO Capital Markets Corp. “Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors or sole member or manager of such Person or any Person or any committee thereof duly authorized to act on behalf of such board, (c) in the case of any partnership, the Board of Directors of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing. “Borrower Agent” has the meaning specified in Section 2.15(g). “Borrowers” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 7.02. “Borrowing” means any of (a) a Revolving Credit Borrowing or (b) a Swing Line Borrowing, as the context may require. “Borrowing Base” means, at any time of calculation, an amount equal to: (a) the Value of Eligible Credit Enhanced Accounts (less all cash received but not yet applied in respect of such Eligible Credit Enhanced Accounts) multiplied by 90%; plus (b) the Value of Eligible Accounts other than Eligible Credit Enhanced Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by 85%; plus (c) the lesser of (i) the Value of Eligible Foreign Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by 85% and (ii) $5,000,000; plus (d) the lesser of (i) the Value of Eligible Unbilled Accounts multiplied by 85% and (ii) $30,000,000; plus (e) the lesser of (i) 100% of the amount of any Acceptable LetterLetters of Credit and (ii) $30,000,00045,000,000; plus (f) the FILO Amount; minus (g) the amount of all Availability Reserves. 7

The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition or otherwise outside the Ordinary Course of Business unless (i) if so required by the Administrative Agent in its Permitted Discretion, the Administrative Agent has conducted Field Exams and appraisals reasonably required by it (with results reasonably satisfactory to the Administrative Agent) and (ii) the Person owning such assets or property shall be a (directly or indirectly) wholly-owned Domestic Subsidiary of the Company and have become a Loan Party; provided that Accounts acquired in connection with any Permitted Acquisition may be included in the Borrowing Base prior to a Field Exam so long as (x) a Field Exam is completed within 60 days of such Permitted Acquisition and (y) the aggregate amount of such Accounts attributable to the Borrowing Base prior to such Field Exam (after giving effect to the applicable advance rate) shall not exceed 10% of the sum of clauses (a)-(e) hereof). For the avoidance of doubt, any increase to the Borrowing Base pursuant to clause (e) above shall be given immediate effect (including in the calculation of Availability and all concomitant terms) upon delivery of the Acceptable Letter of Credit to the Administrative Agent, and shall not require delivery of an updated Borrowing Base Certificate. “Borrowing Base Certificate” means a certificate, in the form of Exhibit D hereto and otherwise satisfactory to Administrative Agent, by which Loan Parties certify calculation of the Borrowing Base. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Illinois, and, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, means any such day that is also a London Banking Day. “Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, (a) for the benefit of one or more of the Letter of Credit Issuer or the Revolving Credit Lenders, as collateral for Letter of Credit Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer or (b) for the benefit of the Administrative Agent, as collateral for Protective Advances or Swing Line Loans that have not been refunded by the Revolving Credit Lenders, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, or (c) for the benefit of the Secured Parties during the continuance of an Event of Default or in connection with the Payment in Full, as collateral for any Obligations that are due or may become due, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means any of the following types of property, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Instruments): (a) cash, denominated in Dollars or Canadian dollars; 8

(b) any cash payments made during such period in respect of items described in clause (A)(d) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income. For the purposes of calculating Consolidated EBITDA for any period, (i) if at any time during the relevant period the Company shall have made any Material Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period as if such Material Disposition occurred on the first day of such period, and (ii) if during the relevant period the Company shall have made a Material Acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such period; provided that any pro forma adjustments in connection with any such Material Acquisition that increases Consolidated EBITDA as a result of cost-savings, operating expense reductions, operating improvements and synergies shall be subject to the limitations set forth in the definition of Consolidated EBITDA. Notwithstanding the foregoing, the aggregate amount added back in respect of legal fees and expenses in the calculation of Consolidated EBITDA pursuant to clauses (f), (g) and (h) shall not exceed (i) for any period ending during the time from the date of this Agreement through the end of the fiscal year 2019, $10,000,000, (ii) for any period ending during the fiscal year 2020, $10,000,000, and (iii) for any period ending after fiscal year 2020, $0 and (iv) solely with respect to determination of the Consolidated Fixed Charge Coverage Ratio for purposes of the Availability Block and for any period (including during fiscal years 2019 and 2020), $0. “Consolidated Fixed Charge Coverage Ratio” means the ratio, determined on a Consolidated basis for the Company and its Restricted Subsidiaries for the applicable Measurement Period, of (a) Consolidated EBITDA, minus Consolidated Capital Expenditures, to (b) Consolidated Fixed Charges. “Consolidated Fixed Charges” means, for any period, for the Company and its Restricted Subsidiaries on a Consolidated basis, the sum of, without duplication, (a) Consolidated Interest Charges paid or required to be paid in cash during such period, (b) all principal repayments made or required to be made of Consolidated Funded Indebtedness during such period; provided that (i) the following shall be excluded from Consolidated Funded Indebtedness for purposes of determining Consolidated Fixed Charges: (A) any such payments to the extent constituting a refinancing of such Consolidated Funded Indebtedness through the incurrence of additional Indebtedness otherwise expressly permitted under Section 8.01 and (B) repayments of Revolving Credit Loans, (c) all Restricted Payments made in cash during such period, and (d) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case, of or by the Company and its Restricted Subsidiaries for the most recently completed Measurement Period. “Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under standby and commercial letters of credit (excluding the undrawn amount thereof), bankers’ acceptances, bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made), surety bonds (excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with 13

“Field Exam” means any visit and inspection of the properties, assets and records of any Loan Party during the term of this Agreement, which shall include access to such properties, assets and records (including maintenance records of any Rolling Stock) sufficient to permit the Administrative Agent or its representatives to examine, audit and make extracts from any Loan Party’s books and records, make examinations and audits of any Loan Party’s other financial matters and Collateral as Administrative Agent deems appropriate in its Permitted Discretion, and discussions with its officers, employees, agents, advisors and independent accountants regarding such Loan Party’s business, financial condition, assets, prospects and results of operations. “FILO Amount” shall mean the lesser of (a) 5.0% (reduced by 0.417% on the end of each fiscal quarter, commencing June 30, 2019) of Eligible Accounts (other than Eligible Credit Enhanced Accounts) and Eligible Unbilled Accounts and (b) $15,000,000 (reduced by $1,250,000 on the end of each fiscal quarter, commencing June 30, 2019); provided that the FILO Amount shall be zero on and after June 30, 2022. “FILO Loan” means a Revolving Credit Loan that is borrowed and deemed outstanding as a “FILO Loan” pursuant to Section 2.01(a). “First Amendment Effective Date” means August 2, 2019. “Fixed Charge Trigger Period” means the period (a)(i) at any time during the period from the First Amendment Effective Date through OctoberMarch 31, 20192020, commencing on the day when Adjusted Excess Availability is less than $17,500,000 and (ii) at any other time, commencing on the day when Adjusted Excess Availability is less than the greater of (x) $17,500,000 and (y) 10.0% of the Maximum Borrowing Amount and (b) continuing until the day Adjusted Excess Availability exceeds the greater of (x) $17,500,000 and (y) 10.0% of the Maximum Borrowing Amount for thirty (30) consecutive days. “FLSA” means the Fair Labor Standards Act of 1938. “Foreign Activities Laws” has the meaning specified in Section 7.11. “Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Freight Carrier” shall mean a motor transport, rail, other carrier, owner-operators or independent contractors that provides transportation of property under contracts with other carriers (including the Company and its Subsidiaries), shippers, and receivers and/or brokers of general commodities. “Freight Carrier Document” shall mean any agreement, instrument or other document pursuant to which a Freight Carrier agrees to provide transportation of property on behalf of any other Person. “Freight Payable” shall mean any and all freight or other charges payable to a Freight Carrier in respect of transportation services provided by such Freight Carrier pursuant to a Freight Carrier Document or otherwise. “Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of 25

(including through the purchase of an option, warrant or convertible or similar type of security), (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of compliance with Section 8.03, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property at the time of such transfer or exchange. “IP Rights” rights of any Person to use any Intellectual Property. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and any Borrower (or any Subsidiary) or in favor the Letter of Credit Issuer and relating to any such Letter of Credit. “Joinder” means a joinder agreement substantially in the form of Exhibit F to this Agreement. “Junior Lien Credit Agreement” means a credit agreement, among certain of the Loan Parties and certain of the Permitted Holders, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and the terms of the Junior Lien Intercreditor Agreement. “Junior Lien Debt” means the Indebtedness evidenced by the Junior Lien Credit Agreement. “Junior Lien Documents” means the Junior Lien Credit Agreement and all other security agreements, indentures, pledge agreements and other agreements, instruments and documents heretofore or hereafter executed or in connection with the Junior Lien Credit Agreement. “Junior Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and the Required Lenders, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Leasing Services” has the meaning specified in the definition of Treasury Management and Other Services. 30 amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $30,000,00045,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments. “LIBOR Loan” means a Loan that bears interest a rate based on clause (a) of the definition of “LIBOR Rate.” “LIBOR Rate” means: (a) for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to (but in no event less than zero) (i) the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making the LIBOR Rate available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by such other authoritative source (as is selected by the Administrative Agent in its sole reasonable discretion) to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (but which shall never be less than zero) (i) ICE LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by such other authoritative source (as is selected by the Administrative Agent in its sole reasonable discretion) to major banks in the London interbank eurodollar market at their request at the date and time of determination. “License” means any license or agreement under which a Loan Party is granted IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of assets or property or any other conduct of its business. “Licensor” means any Person from whom a Loan Party obtains IP Rights. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing). 32

Securities Exchange Act of 1934; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt or the Term Loan Obligations, or to Indebtedness in an aggregate amount of $10,000,000 or more. “Material Disposition” means any Disposition or series of related Dispositions that involves gross proceeds to the Company in excess of $15,000,000. “Material License” has the meaning assigned to such term in Section 7.15. “Material Third-Party Agreement” has the meaning assigned to such term in Section 7.17(a). “Maturity Date” means February 28, 2024. “Maximum Borrowing Amount” means (i) the lesser of (A) the Aggregate Revolving Credit Commitments, and (B) the Borrowing Base (after giving immediate effect to any Acceptable Letters of Credit upon delivery thereof), minus (ii) the Availability Block. Notwithstanding anything to the contrary in this Agreement, the Availability Block shall not be decreased or eliminated other than in accordance with the definition thereof as in effect on the Closing Date without the written consent of each of the Lenders. “Measurement Period” means, at any date of determination, the most recently completed trailing twelve month period of the Company and its Restricted Subsidiaries for which financial statements have or should have been delivered in accordance with Section 7.01(a) or 7.01(b). “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or Deposit Account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time plus 105% of the Fronting Exposure of the Administrative Agent with respect to Protective Advances outstanding at such time, (b) with respect to Cash Collateral consisting of cash or Deposit Account balances provided in accordance with the provisions of Section 2.16(a)(i) or 2.16(a)(ii), an amount equal to 105% of the Outstanding Amount of all Letter of Credit Obligations, and (c) otherwise, an amount reasonably determined by the Administrative Agent and the Letter of Credit Issuer. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage Related Documents” means, with respect to any Real Property subject to a Mortgage, and at the request of the Administrative Agent, the following, in form and substance reasonably satisfactory to the Administrative Agent and received by the Lenders for review at least 15 days prior to the effective date of the Mortgage: (a) an ALTA mortgagee title policy (or binder therefor) covering the Administrative Agent’s interest under the Mortgage, by an insurer acceptable to the Administrative Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as the Administrative Agent may reasonably require with respect to other Persons having an interest in the Real Property; (c) an ALTA Survey by a licensed surveyor reasonably acceptable to the Administrative Agent; (d) a life-of-loan flood hazard determination and, if the Real Property is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to the Lenders; (e) a current appraisal of the Real Property, prepared by an appraiser reasonably acceptable to the Administrative Agent; (f) an environmental assessment, prepared by environmental engineers reasonably acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent may reasonably require; and (g) an environmental indemnity agreement and 34

“Secured Party Expenses” has the meaning specified in Section 11.04(a). “Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder. “Security Agreement” means the Pledge and Security Agreement and Irrevocable Proxy dated as of the date hereof by the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C. “Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Control Agreements, the Aircraft Mortgages, the Aircraft Related Documents, the Mortgages, the Mortgage Related Documents, the Copyright Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, each Lien Waiver and all other agreements (including securities account control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or other Person shall grant or convey to the Administrative Agent or the Lenders a Lien in property as security for all or any portion of the Obligations. “Settlement Date” has the meaning provided in Section 2.14. “Solvent” means, as to any Person, such Person (a) owns property or assets whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property or assets whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes hereof, the amount of all contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability. “Specified Debt Payment” means any prepayment of Indebtedness made pursuant to Section 8.11(a)(v). “Specified Dispositions” means those certain Dispositions described in Schedule A. “Specified Investment” means any Investment made pursuant to Section 8.03(l). “Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.15(c)). “Specified Pro Forma Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or 44

Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04. “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Lender” means BMO in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder. “Swing Line Loan” has the meaning specified in Section 2.04(a). “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b). “Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments. “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan Agent” means BMO, as administrative agent under the Term Loan Agreement. “Term Loan Agreement” has the meaning given such term in the Intercreditor Agreement. “Term Loan Documents” has the meaning given such term in the Intercreditor Agreement. “Term Loan Lenders” has the meaning given such term in the Intercreditor Agreement. “Term Loan Obligations” has the meaning given such term in the Intercreditor Agreement. “Term Loan Priority Collateral” has the meaning given such term in the Intercreditor Agreement. “Term Loans” means the “Loans” under and as defined in the Term Loan Agreement. “Third Amendment Effective Date” means October 21, 2019. “Threshold Amount” means $10,000,000. “Total Credit Exposure” means, as to any Lender at any time, the unused outstanding Commitments of such Lender and the Credit Exposure of such Lender at such time. 46

“Total Revolving Credit Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Credit Loans, Protective Advances, Overadvances, Swing Line Loans and Letter of Credit Obligations. “Trade Date” has the meaning specified in Section 11.06(i)(a). “Trademark Security Agreement” means any trademark security agreement pursuant to which any Loan Party assigns to the Administrative Agent, for the benefit of the Secured Parties, such Person’s interest in its trademarks as security for the Obligations. “Transaction” means, individually or collectively as the context may indicate, (a) entering into the Term Loan Obligations and (b) the entering by the Loan Parties of the Loan Documents to which they are a party and the funding of the Revolving Credit Facility. “Treasury Management and Other Services” means (a) all arrangements for the delivery of treasury and cash management services, (b) all commercial credit card, purchase card, p-card and merchant card services; (c) leasing arrangement and services (including equipment leasing) (“Leasing Services”); and (cd) all other banking products or services, including trade and supply chain finance services, other than Letters of Credit, in each case, to or for the benefit of any Loan Party or an Affiliate of any Loan Party which are entered into or maintained with a Lender or an Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents. “Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Illinois, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection. “United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i). “Unrestricted Net Cash Proceeds” means the Net Cash Proceeds from any Specified Disposition less the amount of ABL Priority Collateral attributable to the Borrowing Base in respect of such Specified Disposition. “Unrestricted Subsidiary” means any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary in accordance with Section 6.13. Each UnrestrictedNo Subsidiary as of the Closing Date is listed on Schedule 1.02 heretoCompany is an Unrestricted Subsidiary as of the Third Amendment Effective Date and none shall be designated as an Unrestricted Subsidiary thereafter. “Unused Facility Amount” means the daily amount by which (a) the Aggregate Revolving Credit Commitments exceeds (b) the sum of (i) Outstanding Amount of all Revolving Credit Loans other than Swing Line Loans and (ii) the Outstanding Amount of all Letter of Credit Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be considered usage for purposes of determining the Unused Facility Amount. 47

“Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Equipment”, “General Intangibles,” “Instrument,” “Inventory,” “Record,” and “Securities Account.” 1.05 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable). 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS 2.01 Loan Commitments. (a) Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount of such Lender’s Revolving Credit Commitment, or (ii) such Lender’s Applicable Revolving Credit Percentage of the Borrowing Base (after giving immediate effect to any Acceptable Letters of Credit upon delivery thereof); provided, however, that after giving effect to any Revolving Credit Borrowing, (A) the Total Revolving Credit Outstandings shall not exceed Maximum Borrowing Amount, and (B) the Revolving Credit Exposure of each Lender shall not exceed such Lender’s Revolving Credit Commitment. All Revolving Credit Loans outstanding from time to time up to the FILO Amount shall be deemed to be outstanding FILO Loans for all purposes under this Agreement. Within such limits and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06(a), and reborrow under this Section 2.01(a). The Administrative Agent shall have the right, at any time and from time to time on and after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves. (b) [Reserved]. (c) [Reserved]. (d) Overadvances and Protective Advances. (i) Overadvances. 50

Type(s) of Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages. Any payment of the Revolving Credit Loans shall be applied first to the Revolving Credit Loans that are not FILO Loans until repaid in full, and then to FILO Loans. (ii) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent) from the Borrower Agent, at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. (b) Mandatory. (i) Asset Dispositions and Insurance Events. Subject to Section 2.06(d), If a Disposition or insurance event occurs with respect to any property (other than Term Loan Priority Collateral so long as the Term Loan Obligations is outstanding) of any Loan Party or any of its Restricted Subsidiaries (other than any Disposition of property permitted by Section 8.05(a), Section 8.05(l) or Section 8.05(m)) which results in the realization by such Person of Net Cash Proceeds in excess of $1,000,000 for any such Disposition and insurance events or $1,000,000 in the aggregate for all such Dispositions and insurance events in any fiscal year, the Borrowers shall prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 100% of such excess Net Cash Proceeds immediately upon receipt thereof by such Person, to the Revolving Credit Facility in the manner set forth in clause (c)(ii) below. Notwithstanding anything to the contrary, the Net Cash Proceeds of any Specified Disposition (other than any Term Loan Priority Collateral, which shall be applied to permanently reduce the Term Loan Obligations) shall be applied as follows: (A) first, to prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to the amount of ABL Priority Collateral attributable to the Borrowing Base in respect of such Specified Disposition, (B) second, to prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 50% of the Unrestricted Net Cash Proceeds in respect of such Specified Disposition and (C) third, to the extent required by the Junior Lien Documents, to permanently prepay an aggregate principal amount of Junior Lien Debt (to the extent permitted by the Junior Lien Intercreditor Agreement) equal to 50% of the Unrestricted Net Cash Proceeds in respect of such Specified Disposition. (ii) Overadvances. If for any reason the Total Revolving Credit Outstandings at any time exceed the Borrowing Base at such time (including as a result of a scheduled reduction in the FILO Amount), the Borrowers shall upon demand prepay Revolving Credit Loans, Swing Line Loans and Letter of Credit Borrowings and/or Cash Collateralize the Letter of Credit Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be 64 required to Cash Collateralize the Letter of Credit Obligations pursuant to this Section 2.06(b)(ii) unless, after the prepayment of the Revolving Credit Loans and Swing Line Loans, the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments at such time. (c) Application of Mandatory Prepayments. Subject to Section 9.03: (i) Generally. Subject to Section 2.17, prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage. Notwithstanding the foregoing, any prepayment hereunder arising from a Disposition of assets of the type then included in the Borrowing Base shall be applied to repay Revolving Credit Facility in accordance with clause (ii) below. (ii) Revolving Credit Loans. Except as otherwise provided in Section 2.17, prepayments of the Revolving Credit Facility made pursuant to Section 2.06(b), first, shall be applied ratably to the Letter of Credit Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, third, shall be used to Cash Collateralize the remaining Letter of Credit Obligations in the Minimum Collateral Amount and, fourth, the amount remaining, if any, after the prepayment in full of all outstanding Obligations (other than Credit Product Obligations) and the Cash Collateralization of the remaining Letter of Credit Obligations in the Minimum Collateral Amount may be retained by the Borrowers for use in the ordinary course of Borrowers’ business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the Letter of Credit Issuer or the Revolving Credit Lenders, as applicable. Any amount applied to the Revolving Credit Loans shall be applied first to the Revolving Credit Loans that are not FILO Loans until repaid in full, and then to FILO Loans. (d) Reinvestment. Notwithstanding the foregoing, (A) with respect to any Net Cash Proceeds less than $10,000,0005,000,000 realized in connection with a Disposition or insurance event described in Section 2.06(b)(i), at the election of the Borrowers (as notified by the Borrower Agent to the Administrative Agent on or prior to the date of such Disposition or insurance event or receipt of proceeds) and so long as no Default shall have occurred and be continuing, such Loan Party or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets within 180 days after the receipt of such Net Cash Proceeds (the consummation of such reinvestment to be certified by the Borrowers in writing to the Lender within such period); provided, however, that any Net Cash Proceeds not so reinvested in excess of $250,000 in any fiscal year shall be immediately applied to the prepayment of the Loans as set forth in Section 2.06(c) and (B) with respect to Net Cash Proceeds equal to or greater than $10,000,0005,000,000 realized in connection with a Disposition or insurance event described in Section 2.06(b)(i), if the Borrowers have requested that Administrative Agent agree to permit Borrowers or the applicable Restricted Subsidiary to repair or replace the Collateral subject to such Disposition, such amounts shall be held as Cash Collateral and provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans (but shall not create Availability) until the earlier of Administrative Agent’s decision with respect thereto or the expiration of 180 days from such request. If Administrative Agent, after consultation with the Borrowers agrees in its reasonable discretion to permit such repair or replacement, such amount shall, unless an Event of Default is in existence, be remitted to Borrowers for use in replacing or repairing the Collateral so Disposed of or subject to an insurance event at such time and in such amounts as the Administrative Agent may determine in its reasonable credit judgment. If Administrative Agent declines to permit such repair or replacement in its reasonable discretion within such 180 day period, such amount shall be applied to the Loans in the manner otherwise specified in Section 2.06(c). 65

(d) The Administrative Agent shall be satisfied that after giving effect to (i) the initial Credit Extension hereunder, (ii) consummation of the Transactions and payment of all fees and expenses in connection therewith and (iii) any payables stretched beyond their customary payment practices, Adjusted Excess Availability shall be at least $65,000,000. Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 5.02 Conditions to all Credit Extensions. The obligation of each Lender or Letter of Credit Issuer to honor any Request for Credit Extension (other than one requesting only a conversion of Loans to the other Type or a continuation of LIBOR Loans) or make the initial Credit Extension hereunder is subject to the following conditions precedent: (a) The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (or in all respects if qualified by materiality) as of such earlier date, and except that for purposes of this Section 5.02(a), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01. (b) No Default shall have occurred and be continuing, or would result from such proposed Credit Extension or from the application of the proceeds thereof. (c) The Administrative Agent and, if applicable, the Letter of Credit Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. (d) After giving effect to each Credit Extension, Total Revolving Credit Outstandings do not exceed the lesser of (i) the Total Revolving Credit Commitments and (ii) the Borrowing Base (after giving immediate effect to any Acceptable Letters of Credit upon delivery thereof). Each Request for Credit Extension (other than one requesting only a conversion of Loans to the other Type or a continuation of LIBOR Loans) submitted by the Borrower Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), 5.02(b), and 5.02(d) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE VI REPRESENTATIONS AND WARRANTIES To induce the Secured Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the Lenders, subject to the limitation set forth in Section 5.02(a), that: 6.01 Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing 95 terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 7.19 Treasury Management and Other Services. Each Loan Party shall maintain its lockboxes, Deposit Accounts (other than Excluded Deposit Accounts) and primary disbursement accounts exclusively with BMO, and shall utilize BMO, Wells Fargo Bank, National Association or Bank of America, N.A. for other Treasury Management and Other Services (other than Leasing Services which, for the avoidance of doubt, may be with any Person). 7.20 Freight Payables. Pay on or before the due date thereof all Freight Payables (other than Freight Payables in an aggregate amount not to exceed $2,500,000 and not aged more than 60 days beyond the date of receipt of the invoice, rate, and load confirmation, bill of lading or other proof of delivery in respect of such Freight Payable by the applicable Freight Carrier Documents), except to the extent that (a) the validity or amount thereof (or any other amount owed to the applicable Freight Carrier) is being Properly Contested and (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP. 7.21 Post-Closing Agreements. Notwithstanding anything to the contrary herein or in any other Loan Document (including, without limitation, in respect of the “eligibility” requirements of Eligible Accounts and the requirements of Article IV, Section 5.01 and Section 7.19), execute and deliver the documents and complete the tasks set forth below as soon as reasonably practicable, but in any event within the time limit specified below, or such later date as the Administrative Agent agrees to in writing: (a) No later than April 30, 2019, (i) execute and deliver a Control Agreement with respect to each Deposit Account listed on part (a) of Schedule 6.19, other than Excluded Deposit Accounts, which shall include all lockboxes and related lockbox accounts used for the collection of Accounts, or (ii) close any such Deposit Account (other than any Excluded Deposit Account) that is not subject to a Control Agreement. (b) No later than April 30, 2019, (i) execute and deliver a Control Agreement with respect to each Securities Account and Commodity Account listed on part (b) of Schedule 6.19, or (ii) close any such Securities Account or Commodity Account that is not subject to a Control Agreement. (c) No later than April 30, 2019, execute and deliver Aircraft Mortgages granting a second priority lien in favor of the Administrative Agent, together with each Aircraft Related Document, with respect to each Aircraft constituting Term Loan Equipment. (d) No later than April 30, 2019, transfer any disbursement accounts to BMO. (e) No later than March 15, 2019, provide evidence satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect. 7.22 Beneficial Ownership Regulation7.23 . The Borrower shall provide written notice of any applicable changes relating to compliance with the Beneficial Ownership Regulation and shall deliver to the Administrative Agent any information and documentation reasonably requested by the 116

(s) Contingent Obligations related to guaranty obligations of the Company or any of its Subsidiaries with respect to operating leases of the Company’s Domestic Subsidiaries for terminal facilities and other contract obligations (other than Indebtedness) of the Company’s Domestic Subsidiaries not prohibited by this Agreement so long as the same remain Contingent Obligations; (t) Contingent Obligations arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions; (u) Indebtedness or Contingent Obligations related to co-borrower or guaranty obligations of the Company or its Subsidiaries with respect to loans obtained by independent contractors of the Company or its Subsidiaries for the purpose of such independent contractor acquiring trucks or trailers; provided that the aggregate amount of all such Indebtedness or Contingent Obligations, together with the aggregate amount of Investments permitted under Section 8.03(i), shall not exceed $15,000,000 at any one time outstanding; (v) Assumed Indebtedness; provided that the aggregate amount of such Assumed Indebtedness does not exceed $7,500,000 in the aggregate at any time outstanding; (w) Refinancing Indebtedness; (x) Without duplication of Indebtedness permitted under Section 8.01(f) above, Attributable Indebtedness; provide that the aggregate amount of such Attributable Indebtedness does not exceed $10,000,000 at any time outstanding; (y) Indebtedness under the Acceptable Letter of Credit Reimbursement Agreement; and (z) Junior Lien Debt; provided that (i) the aggregate principal amount of such Junior Lien Debt (excluding any increase to such principal amount pursuant to any interest paid in kind) together with any Indebtedness incurred pursuant to clauses (aa) and (bb) below does not exceed $100,000,000 in the aggregate at any time outstanding, (ii) such Indebtedness is subject to the Junior Lien Intercreditor Agreement, (iii) the Junior Lien Credit Agreement and the Junior Lien Intercreditor Agreement shall be executed no later than November 7, 2019, (iv) such Indebtedness has a final maturity at least 180 days after the Maturity Date, (v) no interest (other than interest paid in kind) on such Indebtedness may be paid prior to repayment in full of the Obligations unless the Payment Conditions are satisfied with respect thereto, (vi) no principal amount of such Indebtedness may be voluntarily or mandatorily prepaid prior to repayment in full of the Obligations unless the Payment Conditions are satisfied with respect thereto; provided, that the Indebtedness permitted by this clause (z) may be refinanced at any time by other Indebtedness permitted by this clause (z), (vii) such Indebtedness shall not be secured by property other than the Collateral, (viii) such Indebtedness shall not at any time be incurred or guaranteed by any Person other than a Loan Party and (ix) such Indebtedness shall be on terms, taken as a whole (other than interest rates, rate floors, fees and optional repayment or redemption terms) not materially more restrictive to the Loan Parties than the terms of this Agreement and it shall be subject to customary 10% cushions; (aa) unsecured Indebtedness; provided that (i) the aggregate principal amount of such Indebtedness (excluding any increase to such principal amount pursuant to any interest paid in kind) together with any Indebtedness incurred pursuant to clauses (z) and (bb) does not exceed $100,000,000 in the aggregate at any time outstanding, (ii) such Indebtedness has a final maturity at least 180 days after the Maturity Date, (iii) no interest (other than interest paid in kind) on such Indebtedness may be paid prior to repayment in full of the Obligations, (iv) no principal amount of such Indebtedness may be voluntarily or mandatorily prepaid prior to repayment in full of the Obligations; provided, that the Indebtedness permitted by this clause (aa) may be refinanced at any time by other Indebtedness permitted 119 by clauses (z) or (aa) of this Section 8.01, (v) such Indebtedness shall not at any time be incurred or guaranteed by any Person other than a Loan Party and (vi) the notes, agreements or other documents evidencing such Indebtedness shall acknowledge the restrictions in this clause (aa); and (bb) (z) Otherother unsecured Indebtedness; provided that the aggregate principal amount of such other unsecured Indebtedness (excluding any increase to such principal amount pursuant to any interest paid in kind) (i) does not exceed $20,000,000 and (ii) together with any Indebtedness incurred pursuant to clause (z) and (aa) above does not exceed $100,000,000 in the aggregate at any time outstanding. 8.02 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”): (a) Liens pursuant to any Loan Document; (b) Liens existing on the date hereof as described on Schedule 8.02 (setting forth, as of the Closing Date, the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Restricted Subsidiary subject thereto) and any renewals or extensions thereof, provided that (i) the Lien does not extend to any additional property, and (ii) the obligations secured or benefited thereby constitutes Refinancing Indebtedness; (c) Liens for taxes, assessments or other governmental charges, not yet due or which are being Properly Contested, and which in all cases are junior to the Lien of the Administrative Agent; (d) Liens of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 60 days or which are being Properly Contested; (e) Liens, pledges or deposits in the Ordinary Course of Business in connection with (i) insurance, workers compensation, unemployment insurance and social security legislation, (ii) contracts, bids, government contracts, and surety, appeal, customs, performance and return-of-money bonds and (iii) other similar obligations (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to contracts, statutory requirements, common law or consensual arrangements, other than any Lien imposed by ERISA; (f) Liens arising in the Ordinary Course of Business consisting of deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the Ordinary Course of Business; (g) Liens with respect to minor defects in title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and do not materially detract from the value of or materially impair the use by the Loan Parties in the Ordinary Course of Business of the property subject to or to be subject to such encumbrance; 120

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01 or securing appeal or other surety bonds related to such judgments, and which in all cases are junior to the Lien of the Administrative Agent; (i) Liens securing Indebtedness permitted under Section 8.01(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (including any leases and chattel paper related to such property, any lease or rental payments related to such property and any proceeds of such property) and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition; (j) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into in the Ordinary Course of Business; (k) operating leases or subleases (other than leases or sublease of any Aircraft subject to an Aircraft Mortgage) granted by the Loan Parties to any other Person in the Ordinary Course of Business; (l) Liens (a) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (m) Liens in favor of customs and revenue authorities imposed by Law to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business which are not overdue for a period of more than 60 days or which are being Properly Contested; (n) Liens on the collateral securing the Term Loan Obligations to the extent such Liens are permitted by and subject to the Intercreditor Agreement; (o) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (p) Liens securing the Junior Lien Debt permitted under Section 8.01(z); provided that it is at all times subject to the Junior Lien Intercreditor Agreement; and (q) (p) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby, nor (ii) the aggregate Fair Market Value (determined as of the date such Lien is incurred) exceeds (as to all Loan Parties) $2,500,000 at any time; provided that such Lien shall not attach to any Accounts, Aircraft Parts or Aircraft. 8.03 Investments. Make or maintain any Investments, except: (a) Investments held by the Loan Parties in the form of Cash Equivalents that are (i) subject to the Administrative Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, or (ii) maintained in an Excluded Deposit Account; (b) loans and advances to officers, directors and employees of the Loan Parties and Restricted Subsidiaries made in the Ordinary Course of Business in an aggregate amount at any one time outstanding not to exceed $5,000,000; 121

(g) the leasing or subleasing of assets (other than sale and leaseback transactions prohibited under Section 8.15) in the Ordinary Course of Business; (h) Dispositions that consist of the sale or discount in the Ordinary Course of Business of overdue Accounts that are not Eligible Accounts in connection with the compromise, settlement or collection thereof; provided that the Net Cash Proceeds from such Disposition shall be deposited in a Controlled Deposit Account or Concentration Account; (i) Dispositions among the Loan Parties or by any Subsidiary to a Loan Party; (j) Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; (k) Dispositions of surplus, outdated, obsolete or worn out property in the Ordinary Course of Business; or (l) the Specified Dispositions in accordance with Schedule A; or (m) (l) other Dispositions of assets other than Collateral of a type included in the Borrowing Base so long as (i) no Event of Default has occurred and is continuing at the time of such Disposition and (ii) the Fair Market Value of all such assets Disposed of, whether individually or in a series of related transactions, does not exceed $5,000,000 in the aggregate in any fiscal year. 8.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (a) each Subsidiary may make Restricted Payments, directly or indirectly, to any Borrower; (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; (c) the Company, the Borrowers and each Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares in connection with customary employee or management agreements, plans or arrangements, all in an aggregate amount not to exceed $1,000,000 during the term of this Agreement; (d) the Borrower may acquire its common stock upon the exercise of stock options or the vesting of restricted stock units if such common stock represents a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with such exercise or vesting of securities held by any current or former director, officer or employee of any Loan Party or Subsidiary, all in an aggregate amount not to exceed $1,000,000 during any fiscal year; and (e) the Company shall be permitted to make any other Restricted Payment if the Payment Conditions are satisfied with respect thereto. 8.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto. 8.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the Ordinary Course of Business, other than: 124

(iv) payments made solely from and substantially contemporaneously with the proceeds of the issuance of Equity Interests by the Company (other than Disqualified Equity Interests); (v) optional payment, prepayments or redemptions in respect of any Indebtedness (other than Subordinated Debt to the extent contrary to the Subordination Provisions applicable thereto) so long as the Payment Conditions are satisfied (a “Specified Debt Payment”); and (vi) payments under the Acceptable Letter of Credit Reimbursement Agreement; provided that the following conditions have been satisfied: (i) as of the date of such payment and immediately after giving effect thereto, no Event of Default has occurred and is continuing, (ii) Adjusted Excess Availability immediately before and after giving Pro Forma Effect to such payment, and on an average basis after giving Pro Forma Effect to such payment during the thirty (30) consecutive day period ending on and including the date of such payment, shall not be less than, the greater of (A) 20.0% of the Maximum Borrowing Amount and (B) $40,000,000 and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby (for the avoidance of doubt, to the extent any such payment is being made contemporaneous with the return of any Acceptable Letter of Credit (and removal such letter of credit from the Borrowing Base) then all calculations of Adjusted Excess Availability shall include the impact of both events). (b) Amend, modify or change in any manner any term or condition of any Indebtedness permitted under Section 8.01(b), (d), (f), (g), (j), (l) or (n) outstanding on the Closing Date, in each case so that the terms and conditions thereof are less favorable in any material respect to the Administrative Agent and the Lenders than the terms of such Indebtedness as of the Closing Date. (c) Amend, modify or change in any manner any term or condition of the Term Loan Documents, unless such modifications are expressly permitted by the terms of the Intercreditor Agreement. (d) Amend, modify or change in any manner any term or condition of the Acceptable Letter of Credit Reimbursement Agreement without the prior written consent of the Administrative Agent. (e) Amend, modify or change in any manner any term or condition of the Junior Lien Documents, unless such modifications are not prohibited by the terms of the Junior Lien Intercreditor Agreement. 8.12 Financial Covenant. Permit the Consolidated Fixed Charge Coverage Ratio, determined on a Pro Forma Basis as of (i) the last day of the Measurement Period most recently ended before the commencement of a Fixed Charge Trigger Period and (ii) the last day of each Measurement Period thereafter ending during any Fixed Charge Trigger Period to be less than 1.00 to 1.00 for such Measurement Period. 8.13 Creation of New Subsidiaries. Create or acquire any new Subsidiary after the Closing Date other than Subsidiaries created or acquired in accordance with Section 7.12. 8.14 Securities of Subsidiaries. Permit any Restricted Subsidiary to issue any Equity Interests (whether for value or otherwise) to any Person other than a Loan Party. 126

Fourth, to that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and other Obligations expressly described in clauses Fifth through Eighth below) payable to the Lenders and the Letter of Credit Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Fourth payable to them until paid in full; Fifth, to that portion of the Loan Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Loan Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Fifth payable to them until paid in full; Sixth, to (i) that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings and to Cash Collateralize that portion of Letter of Credit Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers and (ii) the payment of Priority Swap Obligations and Conforming Credit Product Obligations (other than in respect of Leasing Services) to the extent a Credit Product Reserve has been established therefor, ratably among the Lenders, Letter of Credit Issuer and the applicable Credit Product Providers in proportion to the respective amounts described in this clause Sixth payable to them until paid in full; Seventh, to payment of Conforming Credit Product Obligations (other than (i) Priority Swap Obligations and Conforming Credit Product Obligations to the extent paid under clause Sixth above and (ii) in respect of Leasing Services) ratably to the Credit Product Providers in proportion to the respective amounts described in this clause Seventh payable to them until paid in full; Eighth, to all other Obligations (including Credit Product Obligations to the extent not paid under clauses Sixth or Seventh above) that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date until paid in full; and Last, the balance, if any, after Payment in Full, to the Borrowers or as otherwise required by Law. Any amount applied to the Revolving Credit Loans shall be applied first to the Revolving Credit Loans that are not FILO Loans until repaid in full, and then to FILO Loans. (c) Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Amounts distributed with respect to any Credit Product Obligations shall be the lesser of (i) the maximum Credit Product Obligations last reported to the Administrative Agent or (ii) the actual Credit Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Credit Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Credit Product Provider. The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Borrower. This Section is not for the benefit of or enforceable by any Loan Party. 132